Exhibit 99.1

PRESS RELEASE

1155 Valley Street, Suite 400, Seattle, Washington 98109-4426 • Telephone: (206) 624-8100 Fax: (206) 624-1645

Investor and Analyst Contact:	Release Number: 06-05

Dev Ghose

Stuart Blackie

(206) 624-8100

Media Contact:

Alan Oshiki

Broadgate Consultants, Inc.

(212) 232-2354

SHURGARD ANNOUNCES SECOND QUARTER 2006 RESULTS

SEATTLE, WASHINGTON, August 7, 2006 . . . Shurgard Storage Centers, Inc. (NYSE: SHU), a leading self-storage real estate investment trust in the United States and Europe, today announced results for the quarter and six months ended June 30, 2006. Net income to common shareholders for the quarter was $9 million ($0.19 per share), compared to a loss of $3.7 million ($0.08 per share) in the second quarter of 2005. Net income to common shareholders for the six months was $11 million ($0.23 per share), compared to a loss of $1.5 million ($0.03 per share) in the first six months of 2005. Funds from operations (FFO) attributable to common shareholders for the second quarter of 2006 were $31 million ($0.64 per share), compared to $15.4 million ($0.33 per share) for the second quarter of 2005. FFO attributable to common shareholders for the first half of 2006 was $55.6 million ($1.15 per share), compared to $30.9 million ($0.65 per share) for the second quarter of 2005. The substantial increase in FFO is primarily attributable to strong revenue growth in both the Company’s domestic and European portfolios along with reductions achieved in operating and general and administrative costs. Of the 648 properties in Shurgard’s global portfolio, the 585 stores classified in the Same Store group generated a combined increase in revenue and net operating income (NOI) after leasehold and indirect expenses (at constant exchange rates) of 9.4% and 17.8%, respectively, for the second quarter of 2006, compared to the second quarter of 2005.

FFO in the second quarter of 2006 benefited from a $13 million ($0.27 per share), or 21%, improvement in NOI after leasehold and indirect expenses from all stores and a $3.9 million ($0.08 per share) reduction in general and administrative expenses, compared to the second quarter of 2005. There was a net positive swing in foreign currency exchange and derivative fluctuations (net of minority interest share) of approximately $5.5 million ($0.11 per share) from the second quarter of 2005 to the second quarter of 2006. Partially offsetting these gains were increases in interest expense of $5.4 million ($0.11 per share) due to higher borrowings and interest rates, and costs incurred in the second quarter of 2006 associated with the Company’s proposed merger with Public Storage, Inc. totaling $1.4 million ($0.03 per share).

Operating Results

Compared to the second quarter of 2005 and at constant exchange rates, combined domestic and European Same Store revenue for the second quarter of 2006 increased by $10.8 million (or 9.4%) to $126.1 million from $115.3 million, and NOI after indirect and leasehold expenses increased by $11 million (or 17.8%) to $72.9 million from $61.9 million. Combined domestic and European Same Store revenue for the first half of 2006, compared to the first half of 2005, increased by $22.3 million (or 10%) to $245.8 million from $223.5 million, and NOI after indirect and leasehold expenses increased by $22.4 million (or 19.2%) to $139 million from $116.6 million.

The 462 stores in the Company’s domestic Same Store segment generated a 6.6% increase in revenue and a 9.1% increase in NOI after leasehold and indirect expenses in the second quarter of 2006, compared to the second quarter of 2005, due primarily to a 7.4% increase in rental rates. At constant exchange rates, the 123 stores in the European Same Store segment in the second quarter of 2006 generated a 17.5% increase in revenue and a 59.6% increase in NOI after leasehold and indirect expenses, compared to the same quarter in 2005. European Same Store revenue growth came from a combination of a 4.6% increase in rental rates and gains in occupancy, which averaged 82% during the second quarter of 2006 compared to 73% in the second quarter of 2005. European Same Store occupancy ended the second quarter at 85%, almost equal to occupancy in the Company’s domestic Same Store portfolio, which ended the second quarter at 86%. European indirect operating expenses were down by 28.2%, primarily as a result of the cost reduction initiatives announced last summer.

Portfolio

As of June 30, 2006, Shurgard operated an international network of 662 operating properties containing approximately 41.3 million net rentable square feet. The total includes 488 owned, partially-owned or leased storage centers and 13 storage centers managed for third parties in the United States and 161 owned or partially-owned storage centers in Europe.

The Company’s New Store portfolio increased to a total of 63 storage centers, representing an investment of $375.5 million, or 11% of the total portfolio. This portfolio, however, made up only 2% of the total NOI after leasehold and indirect expenses in the second quarter of 2006.

As of June 30, 2006, the Company had 20 new storage centers or major redevelopment projects under construction or pending construction (13 in the United States and 7 in Europe) for an estimated total cost at completion of approximately $119.9 million.

Proposed Merger with Public Storage, Inc.

As previously announced, on March 6, 2006, the boards of directors of Public Storage, Inc. and Shurgard approved a definitive merger agreement under which Public Storage will acquire Shurgard at a total transaction value of approximately $5.0 billion. In connection with the proposed merger, on July 24, 2006, Public Storage and Shurgard filed the definitive joint proxy statement/prospectus statement with the SEC and began mailing it to their shareholders. Each company scheduled a shareholders meeting to be held on August 22, 2006 to, among other things, vote on approval of the merger.

Under the terms of the merger agreement, which is taxable, Public Storage will issue approximately 41 million shares of common stock in exchange for outstanding Shurgard common stock and assume Shurgard’s debt of approximately $2 billion (as of June 30, 2006). In addition, approximately $136 million of Shurgard’s preferred stock will be redeemed. The merger is currently targeted to close on or shortly after the date of the shareholder meetings.

More information with respect to the proposed merger can be found in the definitive proxy statement/ prospectus dated July 24, 2006 filed with the SEC as part of the registration statement regarding the proposed merger.

Supplemental Information

Copies of this press release and supplemental tables relating to the quarter ended June 30, 2006, will be available on the Company’s website at http://www.shurgard.com/ir or by request at (206) 624-8100.

* * *

The Company uses FFO in addition to net earnings to report its operating results. The Company uses the definition of FFO adopted by the National Association of Real Estate Investment Trusts as interpreted by the Securities and Exchange Commission. Accordingly, FFO is defined as net earnings (computed in accordance with U.S. GAAP), excluding gains (losses) on dispositions of interests in depreciated operating properties and real estate depreciation and amortization expenses. FFO includes the Company’s share of FFO of unconsolidated real estate ventures and discontinued operations and excludes minority interests in FFO. The Company believes FFO is a meaningful disclosure as a supplement to net earnings because net earnings assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The Company believes that the values of real estate assets fluctuate due to market conditions. The Company’s calculation of FFO may not be comparable to similarly titled measures reported by other companies because not all companies calculate FFO in the same manner. FFO is not a liquidity measure and should not be considered as an alternative to cash flows or indicative of cash available for distribution. It also should not be considered an alternative to net earnings, as determined in accordance with U.S. GAAP, as an indication of the Company’s financial performance. A reconciliation of U.S. GAAP net income to FFO is included in the tables attached to this release.

Although net operating income (NOI) is a non-U.S. GAAP measure, the Company believes it is a meaningful measure of operating performance as a supplement to net income because the Company relies on NOI for purposes of making decisions with respect to resource allocations, current property values, segment performance, and comparing period-to-period and market-to-market property operating results. NOI is defined as storage center operations revenues less direct operating and real estate tax expense for each of the Company’s properties. A reconciliation of Same Store and New Store NOI to income (loss) from continuing operations is provided in the tables attached to this release and in supplemental tables posted to our website at http://www.shurgard.com/ir.

Additional Information Regarding Merger with Public Storage:

In connection with the proposed transaction, Public Storage and Shurgard have filed a definitive joint proxy statement/prospectus dated July 24, 2006 with the Securities and Exchange Commission as part a registration statement regarding the proposed merger of Public Storage and Shurgard. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT MATERIAL BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PUBLIC STORAGE AND SHURGARD AND THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by Public Storage and Shurgard with the SEC at the SEC’s website at www.sec.gov. Each company has scheduled a shareholders’ meeting to be held on August 22, 2006, to, among other things, vote on approval of the merger. The definitive joint proxy statement/prospectus and other relevant documents may also be obtained free of charge from Public Storage or Shurgard by directing such request to: Public Storage, Inc. 701 Western Avenue, Glendale, CA 91201-2349, Attention: Investor Relations or Shurgard Storage Centers, Inc., 1155 Valley Street, Suite 400, Seattle, WA 98109-4426, Attention: Investor Relations.

Public Storage and Shurgard and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Public Storage and Shurgard in connection with the merger. Information about Public Storage and its directors and executive officers, and their ownership of Public Storage securities and information about Shurgard and its directors and executive officers, and their ownership of Shurgard securities, is set forth in the definitive joint proxy statement/prospectus dated July 24, 2006 included in the registration statement on Form S-4 filed with the SEC by Public Storage on April 20, 2006 and amended May 24, 2006, June 12, 2006, June 19, 2006 and July 24, 2006. Additional information regarding the interests of those persons may be obtained by reading the definitive proxy statement/prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

Forward-Looking Statements

This release contains Forward-Looking Statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities Exchange Act of 1934 as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar terminology. These statements are only predictions and are inherently uncertain. The Company’s actual results may differ significantly from its expectations due to uncertainties, including the risk that:

•	the Company may encounter difficulties in realizing the proposed merger with Public Storage, Inc. and integrating the two companies; Shurgard or Public Storage may fail to obtain approval of the transaction by their respective shareholders or to satisfy other closing conditions to the transaction;

•	changes in economic conditions in the markets in which the Company operates or competition from new self-storage facilities or other storage alternatives may cause a decline in rent or occupancy rates or delays in rent-up of newly developed properties;

•	new developments could be delayed or reduced by zoning and permitting requirements outside of the Company’s control, increased competition for desirable sites, construction delays due to weather, unforeseen site conditions, labor shortages, personnel turnover or scheduling problems with contractors, subcontractors or suppliers;

•	the Company may experience increases in the cost of labor, taxes, marketing and other operating and construction expenses;

•	tax law changes may change the taxability of future income;

•	increases in interest rates or changes to our credit ratings may increase the cost of refinancing long-term debt;

•	alternatives for funding the Company’s business plan may be impaired by economic uncertainty due to war or terrorism;

•	Shurgard Self Storage SCA, the Company’s wholly-owned European subsidiary, may be adversely affected if it is unable to find adequate sites to complete the targeted number of developments in its Second Shurgard joint venture;

•	the Company may not maintain compliance with its debt covenants; and

•	the Company may be adversely affected by legislation or changes in regulations.

For a discussion of additional risks and other factors that could affect these forward-looking statements and Shurgard’s financial performance, see Shurgard’s report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 20, 2006 and Shurgard’s report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC on May 10, 2006. Forward-looking statements are based on estimates as of the date of this release. Except as required by law, we disclaim any obligation to publicly update these forward-looking statements reflecting new estimates, events or circumstances after the date of this release.

INDEX of TABLES TO FOLLOW:

Table 1.	Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2006 and 2005.

Table 2.	Condensed Consolidated Balance Sheets as of June 30, 2006 and December 31, 2005.

Table 3.	FFO Reconciliation for the three and six months ended June 30, 2006 and 2005.

Table 4.	Segment Totals for the three and six months ended June 30, 2006 and 2005.

Table 5.	Reconciliation of Segment NOI to income from continuing operations for the three and six months ended June 30, 2006 and 2005.

Table 6.	Segment exchange rate differences for the three and six months ended June 30, 2005.

Table 1: SHURGARD STORAGE CENTERS, INC.

OPERATING RESULTS (unaudited)

Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2006 and 2005

(in thousands except per share data)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Revenue
Storage center operations	$135,165	$118,118	$261,933	$230,356
Other	1,089	1,350	1,931	2,736

Total revenue	136,254	119,468	263,864	233,092

Expenses
Operating	61,510	57,812	122,604	116,890
Real estate development	1,945	2,713	3,615	5,643
Depreciation and amortization	26,342	23,252	52,265	46,596
Impairment losses and abandoned project expense	255	868	800	1,191
General, administrative and other	7,018	10,914	14,471	18,943

Total storage center expenses	97,070	95,559	193,755	189,263

Income from operations	39,184	23,909	70,109	43,829

Other income (expense)
Costs related to proposed merger	(1,363)	—	(2,828)	—
Interest expense	(30,845)	(25,485)	(60,249)	(49,610)
Gain (loss) on derivatives, net	418	(1,353)	1,109	(1,712)
Foreign exchange gain (loss)	378	(5,715)	503	(9,563)
Interest income and other, net	464	1,270	869	2,230

Other expense, net	(30,948)	(31,283)	(60,596)	(58,655)

Income (loss) before minority interest, equity in earnings of other real estate investments, net and income tax expense	8,236	(7,374)	9,513	(14,826)
Minority interest	3,953	6,876	7,886	12,986
Equity in earnings of other real estate investments, net	—	12	—	33
Income tax expense	(75)	(379)	(94)	(389)

Income (loss) from continuing operations	12,114	(865)	17,305	(2,196)
Discontinued operations
(Loss) income from discontinued operations	(74)	172	(6)	336
Gain on sale of discontinued operations	—	—	—	6,423

Total (loss) income from discontinued operations	(74)	172	(6)	6,759
Cumulative effect of change in accounting principle	—	—	(200)	—

Net income (loss)	12,040	(693)	17,099	4,563
Net Income (loss) allocation
Preferred stock dividends and other	(3,035)	(3,039)	(6,072)	(6,080)

Net income (loss) available to common shareholders	$9,005	$(3,732)	$11,027	$(1,517)

Basic per share amounts:
Income (loss) from continuing operations available to common shareholders	$0.19	$(0.08)	$0.23	$(0.18)
Total discontinued operations	—	—	—	0.15
Cumulative effect of change in accounting principle	—	—	—	—

Net income (loss) available to common shareholders per share	$0.19	$(0.08)	$0.23	$(0.03)

Diluted per share amounts:
Income (loss) from continuing operations available to common shareholders	$0.19	$(0.08)	$0.23	$(0.18)
Discontinued operations	—	—	—	0.15
Cumulative effect of change in accounting principle	—	—	—	—

Net income (loss) available to common shareholders per share	$0.19	$(0.08)	$0.23	$(0.03)

Distributions per common share	$0.56	$0.56	$1.12	$1.11

Table 2: SHURGARD STORAGE CENTERS, INC.

BALANCE SHEET

Condensed Consolidated Balance Sheets as of June 30, 2006 and December 31, 2005

(in thousands except share and per share data)

	June 30, 2006	December 31, 2005
	(unaudited)
ASSETS:
Storage centers:
Operating storage centers	$3,402,653	$3,244,258
Less accumulated depreciation	(605,228)	(552,171)

Operating storage centers, net	2,797,425	2,692,087
Construction in progress	77,396	67,073
Properties held for sale	3,893	6,774

Total storage centers	2,878,714	2,765,934

Cash and cash equivalents	40,938	39,778
Restricted cash	3,236	4,972
Goodwill	27,440	27,440
Other assets	132,038	119,248

Total assets	$3,082,366	$2,957,372

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Accounts payable and other liabilities	$153,874	$181,435
Lines of credit	626,700	583,500
Notes payable	1,355,320	1,275,720

Total liabilities	2,135,894	2,040,655

Minority interest	145,679	116,365
Commitments and contingencies
Shareholders’ equity:
Series C Cumulative Redeemable Preferred Stock; $0.001 par value; 2,000,000 shares authorized; 2,000,000 shares issued and outstanding; liquidation preference of $50,000	48,115	48,115
Series D Cumulative Redeemable Preferred Stock; $0.001 par value; 3,450,000 shares authorized; 3,450,000 shares issued and outstanding; liquidation preference of $86,250	83,068	83,068
Class A Common Stock, $0.001 par value; 120,000,000 shares authorized; 47,434,615 and 47,041,680 shares issued and outstanding, respectively	47	47
Additional paid-in capital	1,156,916	1,142,288
Accumulated deficit	(501,327)	(459,586)
Accumulated other comprehensive (loss) income	13,974	(13,580)

Total shareholders’ equity	800,793	800,352

Total liabilities and shareholders’ equity	$3,082,366	$2,957,372

Table 3: SHURGARD STORAGE CENTERS, INC.

FUNDS FROM OPERATIONS (unaudited)

FFO Reconciliation for the three and six months ended June 30, 2006 and 2005

(in thousands except per share data)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Net income (1)	$12,040	$(693)	$17,099	$4,563
Depreciation and amortization (2)	21,942	19,130	44,214	38,865
Loss (gain) on sale of operating properties	(10)	—	71	(6,423)
Cumulative effect of change in accounting principle	—	—	200	—

FFO	33,972	18,437	61,584	37,005
Preferred dividends and other	(3,011)	(3,039)	(6,025)	(6,080)

FFO attributable to common shareholders - Diluted	$30,961	$15,398	$55,559	$30,925

Weighted-average number of basic shares	47,220	46,600	47,089	46,557
Effect of dilutive stock based awards	1,102	697	1,185	685

Weighted-average number of diluted shares	48,322	47,297	48,274	47,242

FFO per share - Diluted	$0.64	$0.33	$1.15	$0.65

Distributions per common share	$0.56	$0.56	$1.12	$1.11

(1) Net income includes the following:

	Q2 2006 QTD	Q2 2005 QTD	Q2 2006 YTD	Q2 2005 YTD
Foreign exchange gain (loss)	378	(5,715)	503	(9,563)
Costs related to proposed merger	(1,363)	—	(2,828)	—

(2)	Excludes depreciation related to non-real estate assets and minority interests in depreciation and amortization and includes depreciation and amortization of discontinued operations.

Table 4: SHURGARD STORAGE CENTERS, INC.

SEGMENT TOTALS (unaudited)

Segment Totals for the three and six months ended June 30, 2006 and 2005

(in thousands)

Three months ended June 30, 2006	Domestic Same Store	Domestic New Store	Europe Same Store	Europe New Store	Other Stores	Discon- tinued Stores	Total
Storage center operations revenue	$91,242	$3,994	$34,832	$5,097	$—	$—	$135,165
Direct operating expense	29,896	1,605	13,998	4,373	74	(74)	49,872

Net operating income (loss)	61,346	2,389	20,834	724	(74)	74	85,293

Indirect operating expense	4,435	231	3,115	1,027	—	—	8,808
Leasehold expense	1,053	176	685	419	—	—	2,333

Indirect and leasehold expense	5,488	407	3,800	1,446	—	—	11,141

Net operating income (loss) after indirect and leasehold expense	$55,858	$1,982	$17,034	$(722)	$(74)	$74	$74,152

Three months ended June 30, 2005	Domestic Same Store	Domestic New Store	Europe Same Store	Europe New Store	Other Stores	Discon- tinued Stores	Total
Storage center operations revenue	$85,615	$1,589	$29,871	$1,032	$375	$(364)	$118,118
Direct operating expense	28,643	845	14,166	1,692	133	(120)	45,359

Net operating income (loss)	56,972	744	15,705	(660)	242	(244)	72,759

Indirect operating expense	4,726	153	4,354	713	26	(31)	9,941
Leasehold expense	1,029	31	576	6	—	—	1,642

Indirect and leasehold expense	5,755	184	4,930	719	26	(31)	11,583

Net operating income (loss) after indirect and leasehold expense	$51,217	$560	$10,775	$(1,379)	$216	$(213)	$61,176

Six months ended June 30, 2006	Domestic Same Store	Domestic New Store	Europe Same Store	Europe New Store	Other Stores	Discon- tinued Stores	Total
Storage center operations revenue	$178,825	$7,542	$66,955	$8,611	$98	$(98)	$261,933
Direct operating expense	60,503	3,186	27,921	8,377	104	(104)	99,987

Net operating income (loss)	118,322	4,356	39,034	234	(6)	6	161,946

Indirect operating expense	9,184	459	5,739	1,897	—	—	17,279
Leasehold expense	2,055	338	1,339	735	—	—	4,467

Indirect and leasehold expense	11,239	797	7,078	2,632	—	—	21,746

Net operating income (loss) after indirect and leasehold expense	$107,083	$3,559	$31,956	$(2,398)	$(6)	$6	$140,200

Six months ended June 30, 2005	Domestic Same Store	Domestic New Store	Europe Same Store	Europe New Store	Other Stores	Discon- tinued Stores	Total
Storage center operations revenue	$166,756	$2,242	$59,588	$1,753	$800	$(783)	$230,356
Direct operating expense	57,964	1,388	29,375	3,344	312	(289)	92,094

Net operating income (loss)	108,792	854	30,213	(1,591)	488	(494)	138,262

Indirect operating expense	9,157	244	8,852	1,298	66	(65)	19,552
Leasehold expense	2,158	66	1,179	6	—	—	3,409

Indirect and leasehold expense	11,315	310	10,031	1,304	66	(65)	22,961

Net operating income (loss) after indirect and leasehold expense	$97,477	$544	$20,182	$(2,895)	$422	$(429)	$115,301

Table 5: SHURGARD STORAGE CENTERS, INC.

RECONCILIATION OF SEGMENT NOI TO INCOME FROM CONTINUING OPERATIONS (unaudited)

Reconciliation of Segment NOI to income from continuing operations for the three and six months ended June 30, 2006 and 2005

(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
NOI after indirect and leasehold expense	$74,152	$61,176	$140,200	$115,301
Other revenue	1,089	1,350	1,931	2,736
Other operating expense, net	(497)	(870)	(871)	(1,835)
Real estate development expense	(1,945)	(2,713)	(3,615)	(5,643)
Depreciation and amortization	(26,342)	(23,252)	(52,265)	(46,596)
Impairment and abandoned project expense	(255)	(868)	(800)	(1,191)
General, administrative and other	(7,018)	(10,914)	(14,471)	(18,943)
Costs related to proposed merger	(1,363)	—	(2,828)	—
Interest expense	(30,845)	(25,485)	(60,249)	(49,610)
Gain (loss) on derivatives, net	418	(1,353)	1,109	(1,712)
Foreign exchange gain (loss)	378	(5,715)	503	(9,563)
Interest income and other, net	464	1,270	869	2,230
Minority interest	3,953	6,876	7,886	12,986
Equity in earnings of other real estate investments, net	—	12	—	33
Income tax expense	(75)	(379)	(94)	(389)

Income (loss) from continuing operations	$12,114	$(865)	$17,305	$(2,196)

Table 6: SHURGARD STORAGE CENTERS, INC.

SEGMENT EXCHANGE RATE DIFFERENCES (unaudited)

Segment exchange rate differences for the three and six months ended June 30, 2005

(in thousands)

Three months ended June 30, 2005	Europe New Store (1)	Exchange Difference	Total (2)
Segment revenue	$1,027	$5	$1,032
Direct operating and real estate tax expense	1,681	11	1,692

NOI	(654)	(6)	(660)
Leasehold expense	6	—	6

NOI after leasehold expense	(660)	(6)	(666)
Indirect operating expense	710	3	713

NOI after indirect and leasehold expense	$(1,370)	$(9)	$(1,379)

Three months ended June 30, 2005	Europe Same Store (1)	Exchange Difference	Total (2)
Segment revenue	$29,646	$225	$29,871
Direct operating and real estate tax expense	14,063	103	14,166

NOI	15,583	122	15,705
Leasehold expense	572	4	576

NOI after leasehold expense	15,011	118	15,129
Indirect operating expense	4,341	13	4,354

NOI after indirect and leasehold expense	$10,670	$105	$10,775

Six months ended June 30, 2005	Europe New Store (3)	Exchange Difference	Total (4)
Segment revenue	$1,688	$65	$1,753
Direct operating and real estate tax expense	3,198	146	3,344

NOI	(1,510)	(81)	(1,591)
Leasehold expense	6	—	6

NOI after leasehold expense	(1,516)	(81)	(1,597)
Indirect operating expense	1,247	51	1,298

NOI after indirect and leasehold expense	$(2,763)	$(132)	$(2,895)

Six months ended June 30, 2005	Europe Same Store (3)	Exchange Difference	Total (4)
Segment revenue	$56,780	$2,808	$59,588
Direct operating and real estate tax expense	27,956	1,419	29,375

NOI	28,824	1,389	30,213
Leasehold expense	1,120	59	1,179

NOI after leasehold expense	27,704	1,330	29,034
Indirect operating expense	8,463	389	8,852

NOI after indirect and leasehold expense	$19,241	$941	$20,182

(1)	Amounts are translated from local currencies to U.S. dollars using the average exchange rate for the second quarter of 2006 for the purpose of comparison with 2006 results.

(2)	Amounts are translated from local currencies to U.S. dollars using the average exchange rate for the second quarter of 2005.

(3)	Amounts are translated from local currencies to U.S. dollars using the average exchange rate for the first six months of 2006 for the purpose of comparison with 2006 results.

(4)	Amounts are translated from local currencies to U.S. dollars using the average exchange rate for the first six months of 2005.